                                                                   Exhibit 10.5F

                          COMPAQ/ALTIRIS CONFIDENTIAL

                               AMENDMENT NUMBER 3
                                       TO
                       LICENSE AND DISTRIBUTION AGREEMENT

         This Amendment Number 3 ("Amendment 3") to the License and Distribution Agreement ("Agreement"), dated November 12, 1999, is entered into and is effective as of the 1/st/ day of December, 2001 ("Effective Date") by and between Compaq Computer Corporation ("Compaq"), a Delaware corporation having its principal place of business at 20555 S.H. 249, Houston, Texas 77070 and Altiris, Inc. ("Altiris") a Utah corporation, having its principal place of business at 387 South 520 West, Lindon, Utah 84042 (Collectively "the Parties").

WHEREAS the Parties previously executed Amendment 1 to the Agreement with an effective date of April 20, 2000; and

WHEREAS the Parties previously executed another Amendment 1 to the Agreement with an effective date of August 11/th/, 2000; and

WHEREAS the Parties previously executed Amendment 2 to the Agreement with an effective date of December 5, 2001; and

WHEREAS the Parties through this Amendment 3 now wish to further amend the Agreement (as amended by the two previous amendments each called Amendment 1 and by Amendment 2).

NOW THEREFORE, in consideration of the mutual covenants and promises in the Agreement as amended previously and hereunder, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

         1. All terms defined or used in the Agreement (as previously amended) shall have the same meaning in this Amendment 3.

         2. Section 1.4 (a) of the Agreement (as amended) is deleted in its entirety and replaced with the following:

         "(a) Altiris eXpress - full product version (up to and including version 5.0 only) including software, documentation (printed and/or electronic), media and packaging."

         3. Section 1 of the Agreement is amended by adding the following new definitions:

_______________

     This exhibit is the subject of a Confidential Treatment Application. Confidential information has been omitted and has been filed separately.

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                          COMPAQ/ALTIRIS CONFIDENTIAL

          "1.13 Commercial Products. "Commercial Products" shall mean all commercial products and suites offered by Altiris for sale on its current price list (attached hereto as Exhibit H), and any future commercial products as mutually agreed between the parties.

          1.14 Future Version(s). "Future Version(s)" shall mean future versions of Commercial Products. "

     4. Subsection 8.4 of the Agreement (as amended) is deleted in its entirety and replaced with the following:

          "8.4 Support.

                  (a)  Support Levels.

                       "Level 1 Support" shall mean the support mechanism, including a call center, that receives calls from customers relating to Licensed Software. Issues related to availability, supported products, known issues, and common usage are resolved at this level.

                       "Level 2 Support" shall mean the technical trouble shooting and resolution of more complex issues that require a higher level of support or focused support for difficult or sensitive issues.

                       "Level 3 Support" shall mean engineering level support from the programmers who maintain or develop the Licensed Software or from other technical personnel having knowledge and expertise concerning the Licensed Software. This support happens outside the call center, although the call center will continue to track customer cases to resolution.

                  (b) All Support, as defined in (a) above, shall be provided by Altiris.

                  (c) Customer Advisories. After consultation with Altiris, Compaq may, at its discretion, issue service and customer advisories which identify potential customer issues and Compaq's recommended course of action."

     5. Subsection 9.7 of the Agreement (as amended) is deleted in its entirety and replaced with the following:

          "9.7 Resale Products and Commercial Products. The prices paid by Compaq or its designated agent to Altiris for each Resale Product or Commercial Product shall be the applicable percentage of Altiris' then-current published retail price for

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                           COMPAQ/ALTIRIS CONFIDENTIAL

          the Resale Product or Commercial Product. The applicable percentages are as follows:

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                           COMPAQ/ALTIRIS CONFIDENTIAL

          Resale Products                                                 ABG Applicable                  Other*
          ---------------                                                 --------------                  ------
                                                                          Percentage (6.3)
                                                                          ----------------
          Altiris eXpress (up to and including version 5.0)                     [*]%                       [*]%

          Altiris Vision                                                        [*]%                       [*]%

          PC Transplant Pro                                                     [*]%                       [*]%

          Commercial Products

          Altiris eXpress Solutions (version 5.1 and later)                     [*]%                       [*]%

          Altiris eXpress Suites (version 5.1 and later)                        [*]%                       [*]%

          Altiris eXpress SMS Add-ons (version 5.1 and later)                   [*]%                       [*]%

          Altiris Enterprise Tools                                              [*]%                       [*]%

          Altiris Consumer Products                                             [*]%                       [*]%

          Altiris Academic Products                                             [*]%                       [*]%

          Altiris Services and Training                                         [*]%                       [*]%

          Altiris Annual Upgrade Protection for all
          Commercial Products listed in Exhibit H                               [*]%                       [*]%

          *When non-Access Business Group (ABG) organizations of Compaq resell these products using any part number other than the traditional 6.3 part numbers, Compaq shall pay the percentage of the list price set forth in the second column marked "Other".

          These prices are F.O.B. Altiris and do not include shipping and insurance costs. Such shipping and insurance costs shall be paid by Compaq or its designated agent."

______________

     * This provision is the subject of a Confidential Treatment Request.

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                          COMPAQ/ALTIRIS CONFIDENTIAL

       6. Section 3.6, 3.8, 3.10, 4.1, 5.4, 5.10, 8.4(c), and 8.4(e) of the
Agreement (as amended) shall apply to Commercial Products and Future Versions in the same manner that they apply to Resale Products.

       7. Sections 5.10, 8.4, 10.1, 10.4, 12.1(a), 12.2, 12.3, 12.4, 13.3 (c),
and 15.10 of the Agreement shall apply to the Commercial Products and Future Versions in the same manner that they apply to Licensed Software.

       8. Subsection 2.4 of the Agreement (as amended) is deleted in its entirety and replaced with the following:

                 "2.4 Delivery and Acceptance of Commercial Products and Future Versions. Compaq acknowledges that each of the Commercial Products on Exhibit H are hereby accepted for resale by Compaq. In the event that Future Versions are offered for resale under this Agreement, each of the new Future Versions shall be subject to the following acceptance procedure. When Altiris believes that a Future Version is ready for acceptance testing, a copy thereof shall be delivered to Compaq. Compaq shall install the Future Version at its site for acceptance testing. The acceptance testing period will be 30 days, beginning on the date of delivery of the Future Version to Compaq. Compaq shall, without undue delay, test each Future Version to see that it (i) conforms with the specifications in the documentation provided with the software, and (ii) operates on any Compaq platform that is generally available by Compaq or that has been made generally available during a 36 month period preceding the date the Future Version is delivered to Compaq for testing ("Testing Criteria"). If the testing does not reveal any material noncompliance with the Testing Criteria, Compaq shall accept the Future Version and give notice to Altiris that such Future Version is accepted and ready for distribution by Compaq. Acceptance shall not be unreasonably withheld or delayed by Compaq. If the testing reveals that the Future Version does not conform in any material respect to the Testing Criteria, then Compaq may either accept it "as is" or reject it. If it is accepted "as is" Altiris will agree to consult with Compaq and make reasonable commercial efforts to revise it and submit it for retesting to Compaq in Altiris' normal course of business and in keeping with Altiris' product development timelines. [*]. Compaq may forego testing any Future Version by giving Altiris written notice of Compaq's acceptance of such Future Version. Compaq will not make any use of a Future Version for any purpose other than testing as set forth above until after Compaq has accepted the Future Version. Compaq and its Subsidiaries shall not distribute or resell any Future Version until after acceptance."

_______________________

     *This provision is the subject of a Confidential Treatment Request.

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                          COMPAQ/ALTIRIS CONFIDENTIAL

       9. A new subsection 9.9 as follows is added:

          [*]

       Except as set forth herein, all other provisions of the Agreement, as amended, remain in full force and effect. In the event of any conflict between this Amendment 3 and the original Agreement, as amended, this Amendment shall govern.




_____________________

     *This provision is the subject of a Confidential Treatment Request.

                                                                             -6-

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                          COMPAQ/ALTIRIS CONFIDENTIAL


       IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment by their respective duly authorized representatives to be effective as of the Effective Date.

       COMPAQ COMPUTER CORPORATION              ALTIRIS, INC.

       By: /s/ Michael J. Larson                 By: /s/ Gregory S. Butterfield
           --------------------------------     --------------------------------
       Name:  Michael J. Larson                 Name:  Gregory S. Butterfield
       Title: Senior V. P. and G. M. ABG        Title: Chief Executive Officer

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                          COMPAQ/ALTIRIS CONFIDENTIAL

                                    EXHIBIT H
                                    ---------

Altiris eXpress Suites
         Client Mgmt Suite
         Problem Mgmt Suite
         Asset Mgmt Suite - IT Assets
         Asset Mgmt Suite - Fixed Assets

Altiris eXpress Solutions
         Deployment Solution - Clients
         Inventory Solution
         UNIX Inventory Solution
         UNIX SW Delivery Solution
         Helpdesk Solution
         Carbon Copy Solution

Altiris eXpress SMS Add-ons
         Mobile Client for SMS
         UNIX Client for SMS
         Web Admin for SMS
         Helpdesk for SMS

Altiris Enterprise Tools
         Compliance Toolkit
         PC Transplant Pro
         Notification Server
         Migration Toolkit
         Altiris Vision Corporate

Altiris Consumer Products
         Altiris Carbon Copy (Consumer)

Altiris Academic Products
         Deployment Solution - Clients (formerly LabExpert)
         Altiris Vision
         Inventory Solution
         Education Mgmt Suite
         Lab Mgmt Suite
         Altiris Vision

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